As filed with the Securities and Exchange Commission on March 26, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3289406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1405 Pioneer Street

Brea, California 92821

(Address of principal executive offices)

Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended

(Full title of the plan)

David Michery

President and Chief Executive Officer

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

(Name, address and telephone number of agent for service)

With copies to:

Katherine J. Blair

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, CA 90071-2300

(213) 489-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

2022 Equity Incentive Plan

This Registration Statement on Form S-8 is being filed by Mullen Automotive Inc. (the “Company” or “Registrant”) for the purpose of registering 20,000,000 additional shares of the Registrant’s common stock, $0.001 par value (the “Common Stock”), reserved and available for issuance pursuant to an amendment (the “Amendment”) to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”), which Amendment was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on March 13, 2025.

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the 2022 Plan, is effective, and the Company’s Registration Statements on Form S-8 (File Nos. 333-266787, 333-267417, 333-274113, 333-276539, 333-282274 and 333-285053) previously filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2022, September 14, 2022, August 21, 2023, January 17, 2024, September 20, 2024 and February 19, 2025, respectively, registering shares of Common Stock issuable under the 2022 Plan, which are incorporated by reference in this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the Commission on January 24, 2025 (“2024 10-K”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended on December 31, 2024, as filed with the Commission on February 19, 2025;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 6, 2023, October 18, 2023, October 27, 2023, November 1, 2023, November 17, 2023 (Form 8-K/A), December 1, 2023, December 21, 2023, December 21, 2023 (Form 8-K/A), December 22, 2023, January 24, 2024, March 5, 2024, March 7, 2024, May 6, 2024, May 24, 2024, June 6, 2024, July 12, 2024, August 1, 2024, August 26, 2024, August 30, 2024, September 13, 2024, September 20, 2024, October 1, 2024, October 2, 2024, October 25, 2024, October 28, 2024, December 9, 2024, December 13, 2024, January 2, 2025, January 22, 2025, January 27, 2025 (two Form 8-K filings), February 6, 2025, February 11, 2025, February 18, 2025, February 28, 2025, March 7, 2025, March 14, 2025, and March 20, 2025;

(d)	The description of the Registrant’s Common Stock in Exhibit 4.1 to its 2024 Form 10-K and as may be further updated or amended in any amendment or report filed for such purpose; and

(e)	The description of the Rights contained in Form 8-A filed with the SEC on May 6, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated November 5, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 12, 2021)

4.1(a)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Mullen Automotive, Inc., dated March 8, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2022)

4.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on July 26, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 27, 2022)

4.1(c)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock. (incorporated by reference to Exhibit 4.1(c) to the Company’s Registration Statement on Form S-3, filed with the Commission on September 19, 2022)

4.1(d)	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form S-3, filed with the Commission on October 17, 2022)

4.1(e)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 14, 2022)

4.1(f)	Certificate of Cancellation of Series AA Preferred Stock filed on January 30, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)

4.1(g)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on January 30, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)

4.1(h)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on May 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 5, 2023)

4.1(i)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on August 10, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on August 11, 2023)

4.1(j)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 20, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on December 21, 2023)

4.1(k)	Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Junior Participating Preferred Stock of Mullen Automotive Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 6, 2024)

4.1(l)	Certificate of Designation of Rights, Preferences and Privileges of Series E Preferred Stock of Mullen Automotive Inc. filed on May 31, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on June 6, 2024)

4.1(m)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on September 16, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on September 20, 2024)

4.1(n)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on February 14, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on February 18, 2025)

4.2	Rights Agreement dated as of May 1, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, which includes as Exhibit B and Exhibit C the Form of Common Rights Certificate and the Form of Preferred Rights Certificate, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on May 6, 2024)

4.2(a)	First Amendment to Rights Agreement dated February 5, 2025 between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on February 11, 2025)

4.3	Amended and Restated Bylaws of Mullen Automotive Inc., as of November 30, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the Commission on January 17, 2024)

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm (RBSM LLP)

23.2	Consent of Jones Day (included in Exhibit 5.1)

24	Power of Attorney (contained on signature page hereto)

99.1	Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement (Schedule 14A) filed with the Commission on June 24, 2022)

99.1(a)	Amendment to Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on August 7, 2023)

99.1(b)	Amendment to Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on September 13, 2024)

99.1(c)	Amendment to Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on March 14, 2025)

99.1(d)	Form of Stock Option Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(a) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

99.1(e)	Form of Restricted Stock Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(b) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

99.1(f)	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(c) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on the 26th day of March, 2025.

Mullen Automotive Inc.

By:	/s/ David Michery
	Name:	David Michery
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Mullen Automotive Inc., a Delaware corporation, do hereby constitute and appoint David Michery and Jonathan New, each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ David Michery	President, Chief Executive Officer and Chairman of the Board	March 26, 2025
David Michery	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	March 26, 2025
Jonathan New	(Principal Financial Officer)

/s/ Chester Bragado	Chief Accounting Officer	March 26, 2025
Chester Bragado	(Principal Accounting Officer)

/s/ Mary Winter	Secretary and Director	March 26, 2025
Mary Winter

/s/ William Miltner	Director	March 26, 2025
William Miltner

/s/ John Andersen	Director	March 26, 2025
John Andersen

/s/ Ignacio Nova	Director	March 26, 2025
Ignacio Novoa

/s/ Kent Puckett	Director	March 26, 2025
Kent Puckett

/s/ Mark Betor	Director	March 26, 2025
Mark Betor